Exhibit (a)(4)

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	Name of Statutory Trust: iCapital KKR Private Markets Fund

2.	The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

The Certificate of Trust is hereby amended by changing the name of the Trust to iDirect Private Markets Fund.

[set forth amendment(s)]

3.	(Please complete with either upon filing or it may be a future effective date that is within 90 days of the file date) This Certificate of Amendments shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 12th day of June, 2023 A.D.

By:	/s/ Nicholas Veronis
Trustee

Name:	Nicholas Veronis, as Trustee
Type or Print

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:51 AM 06/12/2023
FILED 11:51 AM 06/12/2023
SR 20232728877 - File Number 5520065